FACE OF SECURITY
                             Fixed Rate Senior Note

REGISTERED                                                     REGISTERED
No. FXR - 7                                                    $10,500,000
                                                               CUSIP: 00079FBG6

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                               ABN AMRO BANK N.V.
                    SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES A
                                  (Fixed Rate)


           11.00% Reverse Exchangeable Securities due June 4, 2004 linked to common stock of JP Morgan Chase & Co.

====================================================================================================================
ORIGINAL ISSUE                 INITIAL REDEMPTION          INTEREST RATE:                 MATURITY DATE:
  DATE: June 4, 2003             DATE:  N/A                  11.00% per annum               June 4, 2004

INTEREST ACCRUAL DATE:         INITIAL REDEMPTION          INTEREST PAYMENT DATES:        OPTIONAL
  June 4, 2003                   PERCENTAGE:  N/A            December 4, 2003 and           REPAYMENT DATE:  N/A
                                                             June 4, 2004
--------------------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:            ANNUAL REDEMPTION           INTEREST PAYMENT PERIOD:       APPLICABILITY OF MODIFIED
  U.S. Dollars                   PERCENTAGE                  Semi-annually                  PAYMENT UPON
                                 REDUCTION:  N/A                                            ACCELERATION: N/A
                                                                                             (But see "Alternate
                                                                                              Exchange Calculation
                                                                                              in case of an Event
                                                                                              of Default")
--------------------------------------------------------------------------------------------------------------------
IF SPECIFIED                   REDEMPTION NOTICE           APPLICABILITY OF               If yes, state issue Price:
    CURRENCY                       PERIOD:  N/A                ANNUAL INTEREST            N/A
    OTHER THAN U.S.                                            PAYMENTS:  N/A
    DOLLARS, OPTION
    TO ELECT
    PAYMENT IN U.S.
    DOLLARS: N/A
--------------------------------------------------------------------------------------------------------------------
EXCHANGE RATE                                                                             ORIGINAL YIELD TO
    AGENT: N/A                                                                            MATURITY:  N/A
--------------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS:
    (see below)
====================================================================================================================

Initial Price......................  $32.86 per Underlying Share divided by the
                                     Exchange Factor.

Underlying Shares..................  Common stock of the Underlying Company, par value $1.00 per share.

Underlying Company.................  JP Morgan Chase & Co.

Minimum Denominations..............  $1,000 and integral multiples thereof.

Payment at Maturity:...............  At maturity, the Issuer shall pay or deliver for each $1,000 principal amount of Notes, either (i) a cash payment equal to $1,000, if the Determination Price on the Determination Date of the Underlying Shares is at or above the Initial Price, or (ii) the number of Underlying Shares equal to the Stock Redemption Amount, if the Determination Price on the Determination Date of the Underlying Shares is lower than the Initial Price. The Issuer shall pay cash in lieu of delivering fractional Underlying Shares in an amount equal to the corresponding fractional Closing Price of the Underlying Shares as determined by the Calculation Agent on the Determination Date.

                                     If the Issuer is required to deliver
                                     Underlying Shares pursuant to the terms of the Notes, it shall, or cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, of the Stock Redemption Amount, on or prior to the Issuer Notice Date. The Issuer shall, or shall cause the Calculation Agent to, deliver such Underlying Shares (and/or Exchange Property, if applicable) to the Trustee for delivery to the Holders.

Stock Redemption Amount:...........  The Calculation Agent shall determine the
                                     Stock Redemption Amount for each $1,000
                                     principal amount of Notes on the
                                     Determination Date by dividing $1,000 by the Initial Price.

                                     The number of Underlying Shares to be
                                     delivered at maturity shall be subject to any applicable adjustments (i) to the Exchange Factor and (ii) in the Exchange Property, as defined in paragraph 5 under "Adjustment Events" below, to be delivered instead of, or in addition to, such Underlying Shares in each case as a result of any corporate event described under "Adjustment Events" below.

Determination Date:................  The third scheduled trading day prior to the maturity date, provided that if such day is not a trading day, or if a market disruption event occurs on such a trading day, the determination date shall be the immediately succeeding trading day; provided, further, that the determination date shall be no later than the second scheduled trading day preceding the maturity date, notwithstanding the occurrence of a market disruption event on such second scheduled trading day. If there is a market disruption event on such second scheduled trading day, then the calculation agent will determine the value of the Underlying Shares on such trading day as set forth under "--Closing Price" below and, if such procedures are unavailable, using its good faith estimate of the closing price that would have prevailed but for such market disruption event.

Determination Price:...............  The Closing Price per Underlying Share on
                                     the Determination Date, as determined by the Calculation Agent.

Closing Price:...................    If the Underlying Shares (or any other
                                     security for which a Closing Price must be determined) are listed on a U.S.
                                     securities exchange registered under the
                                     Exchange Act, are securities of The Nasdaq
                                     National Market or are included in the OTC
                                     Bulletin Board Service (the "OTC Bulletin
                                     Board"), operated by the National
                                     Association of Securities Dealers, Inc., the Closing Price for one Underlying Share
                                     (or one unit of any such other security) on any Trading Day means (i) the last reported sale price, regular way, in the principal trading session on such day on the principal securities exchange on which the Underlying Shares (or any such other security) are listed or admitted to trading or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable
                                     (even if the Underlying Shares (or other such security) are listed or admitted to trading on such securities exchange), the last reported sale price in the principal trading session on the over-the-counter market as reported on The Nasdaq National
                                     Market or OTC Bulletin Board on such day.
                                     If the last reported sale price is not
                                     available pursuant to clause (i) or (ii) of the preceding sentence, the Closing
                                     Price for any Trading Day shall be the
                                     mean, as determined by the Calculation
                                     Agent, of the bid prices for the
                                     Underlying Shares (or any such other
                                     security) obtained from as many dealers in such security (which may include AAI or any of the Issuer's other subsidiaries or affiliates), but not exceeding three, as will make such bid prices available to the Calculation Agent. A "securities of The
                                     Nasdaq National Market" shall include
                                     securities included in any successor to
                                     such system and the term "OTC Bulletin
                                     Board Service" shall include any successor service thereto.

Issuer Notice Date.................  The Business Day immediately succeeding the Determination Date; provided that the Issuer Notice Date shall be no later than the second scheduled Trading Day preceding the Maturity Date, notwithstanding the occurrence of a Market Disruption Event on such scheduled Trading Day.

Trading Day:.......................  A day, as determined by the Calculation
                                     Agent, on which trading is generally
                                     conducted on the New York Stock Exchange, the American Stock Exchange Inc., the Nasdaq National Market, the Chicago Mercantile Exchange, and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Market Disruption Event:...........  Means, with respect to the Underlying
                                     Shares:

                                     (i) either:

                                         (x) any suspension of absence or
                                             limitation
                                             imposed on trading in the
                                             Underlying Shares by the primary
                                             exchange therefore or otherwise
                                             and whether by reason of movements
                                             in price exceeding limits
                                             permitted by such exchange or
                                             otherwise or by any exchange or
                                             quotation system on which trading
                                             in futures or options contracts
                                             relating the Underlying Shares is
                                             executed, or

                                         (y) any event (other than an event
                                             described in clause (z) below)
                                             that disrupts or impairs (as
                                             determined by the Calculation
                                             Agent) the ability of market
                                             participants in general (1) to
                                             effect transactions in or obtain
                                             market values for the Underlying
                                             Shares on the primary exchange
                                             therefore or (2) to effect
                                             transactions in or obtain market
                                             values for futures or options
                                             contracts relating to the
                                             Underlying Shares on any other
                                             exchange, or

                                         (z) the closure on any Trading Day of
                                             the primary exchange for the
                                             Underlying Shares, or any exchange
                                             or quotation system on which
                                             trading in future or options
                                             relating the Underlying Shares is
                                             executed, prior to its scheduled
                                             closing time unless such earlier
                                             closing time is announced by such
                                             exchange at least one hour prior
                                             to the earlier of (1) the actual
                                             closing time for the regular
                                             trading session on such exchange
                                             on such Trading Day and (2) the
                                             submission deadline for orders to
                                             be entered into such exchange for
                                             execution on such Trading Day; and

                                     (ii) a determination by the Calculation
                                          Agent in its sole discretion that the
                                          event described in clause (i) above
                                          materially interfered with our ability
                                          or the ability of any of our
                                          affiliates to unwind or adjust all or
                                          a material portion of the hedge with
                                          respect to the Securities.

                                     For purposes of determining whether a
                                     Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange; (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event;
                                     (3) limitations pursuant to New York Stock
                                     Exchange Inc. Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange Inc., any other self-regulatory organization or the Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading; (4) a suspension of trading in futures or options contracts on the Underlying Shares by the primary securities market trading in such futures or options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Underlying Shares; and (5) a suspension, absence or material limitation of trading on the primary securities market on which futures or options contracts related to the Underlying Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

                                     The Calculation Agent shall as soon as
                                     reasonably practicable under the
                                     circumstances notify the Issuer, the
                                     Trustee, the Depository Trust Company and the Agents of the existence or occurrence of a Market Disruption Event on any day that but for the occurrence or existence of a Market Disruption Event would have been the Determination Date.

Exchange Factor....................  Exchange Factor shall initially be
                                     1.0, but shall be subject to adjustment by the Calculation Agent upon the occurrence of certain corporate events affecting the Underlying Shares though and including the Determination Date. See "Adjustment Events" below.

Adjustment Events:.................  The Exchange Factor or the amount paid at maturity (in the case of paragraph 5
                                     below) shall be adjusted as follows:

                                     1. If the Underlying Shares are subject to
                                        a stock split or reverse stock split,
                                        then once such split has become
                                        effective, the Exchange Factor shall be
                                        adjusted to equal the product of the
                                        prior Exchange Factor and the number of
                                        shares issued in such stock split or
                                        reverse stock split with respect to one
                                        Underlying Share.

                                     2. If the Underlying Shares are subject
                                        (i) to a stock dividend (issuance of
                                        additional Underlying Shares) that is
                                        given ratably to all holders of
                                        Underlying Shares or (ii) to a
                                        distribution of the Underlying Shares
                                        as a result of the triggering of any
                                        provision of the corporate charter of
                                        the Underlying Company, in each case
                                        other than a stock split described in
                                        paragraph 1, then once the dividend has
                                        become effective and the Underlying
                                        Shares are trading ex-dividend, the
                                        Exchange Factor shall be adjusted so
                                        that the new Exchange Factor shall
                                        equal the prior Exchange Factor plus
                                        the product of (i) the number of shares
                                        issued with respect to one Underlying
                                        Share and (ii) the prior Exchange
                                        Factor.

                                     3. There shall be no adjustments to the
                                        Exchange Factor to reflect cash
                                        dividends or other distributions paid
                                        with respect to the Underlying Shares
                                        other than Extraordinary Dividends as
                                        described below (except that
                                        distributions described in paragraph 2
                                        above shall not be subject to this
                                        paragraph). A cash dividend or other
                                        distribution with respect to the
                                        Underlying Shares shall be deemed to be
                                        an "Extraordinary Dividend" if such
                                        dividend or other distribution exceeds
                                        the immediately preceding
                                        non-Extraordinary Dividend for the
                                        Underlying Shares by an amount equal to
                                        at least 10% of the closing price of
                                        the Underlying Shares (as adjusted for
                                        any subsequent corporate event
                                        requiring an adjustment hereunder, such
                                        as a stock split or reverse stock
                                        split) on the Trading Day preceding the
                                        ex-dividend date for the payment of
                                        such Extraordinary Dividend (the
                                        "ex-dividend date"). If an
                                        Extraordinary Dividend occurs with
                                        respect to the Underlying Shares, the
                                        Exchange Factor with respect to the
                                        Underlying Shares will be adjusted on
                                        the ex-dividend date with respect to
                                        such Extraordinary Dividend so that the
                                        new Exchange Factor will equal the
                                        product of (i) the then current
                                        Exchange Factor and (ii) a fraction,
                                        the numerator of which is the Closing
                                        Price on the Trading Day preceding the
                                        ex-dividend date, and the denominator
                                        of which is the amount by which the
                                        Closing Price on the Trading Day
                                        preceding the ex-dividend date exceeds
                                        the Extraordinary Dividend Amount. The
                                        "Extraordinary Dividend Amount" with
                                        respect to an Extraordinary Dividend
                                        for the Underlying Shares shall equal
                                        (i) in the case of cash dividends or
                                        other distributions that constitute
                                        regular dividends, the amount per share
                                        of such Extraordinary Dividend minus
                                        the amount per share of the immediately
                                        preceding non-Extraordinary Dividend
                                        for the Underlying Shares or (ii) in
                                        the case of cash dividends or other
                                        distributions that do not constitute
                                        regular dividends, the amount per share
                                        of such Extraordinary Dividend. To the
                                        extent an Extraordinary Dividend is not
                                        paid in cash, the value of the non-cash
                                        component will be determined by the
                                        Calculation Agent, whose determination
                                        shall be conclusive. A distribution on
                                        the Underlying Shares described in
                                        clause (i), clause (iv) or clause (v)
                                        of paragraph 5 below that also
                                        constitutes an Extraordinary Dividend
                                        shall not cause an adjustment to the
                                        Exchange Factor pursuant to this
                                        paragraph 3.

                                     4. If the Underlying Company issues rights
                                        or warrants to all holders of the
                                        Underlying Shares to subscribe for or
                                        purchase Underlying Shares at an
                                        exercise price per share less than the
                                        Closing Price of the Underlying Shares
                                        on both (i) the date the exercise price
                                        of such rights or warrants is
                                        determined and (ii) the expiration date
                                        of such rights or warrants, and if the
                                        expiration date of such rights or
                                        warrants precedes the maturity of this
                                        Note, then the Exchange Factor shall be
                                        adjusted to equal the product of the
                                        prior Exchange Factor and a fraction,
                                        the numerator of which shall be the
                                        number of Underlying Shares outstanding
                                        immediately prior to the issuance of
                                        such rights or warrants plus the number
                                        of additional Underlying Shares offered
                                        for subscription or purchase pursuant
                                        to such rights or warrants and the
                                        denominator of which shall be the
                                        number of Underlying Shares outstanding
                                        immediately prior to the issuance of
                                        such rights or warrants plus the number
                                        of additional Underlying Shares which
                                        the aggregate offering price of the
                                        total number of shares of the
                                        Underlying Shares so offered for
                                        subscription or purchase pursuant to
                                        such rights or warrants would purchase
                                        at the Closing Price on the expiration
                                        date of such rights or warrants, which
                                        shall be determined by multiplying such
                                        total number of shares offered by the
                                        exercise price of such rights or
                                        warrants and dividing the product so
                                        obtained by such Closing Price.

                                     5. If a Reorganization Event (as defined
                                        below) occurs, each holder of Notes
                                        will receive at maturity, in respect of
                                        each $1,000 principal amount of each
                                        Note, the lesser of: (i) $1,000 in cash
                                        or (ii) Exchange Property (as defined
                                        below) in an amount with a value equal
                                        to the product of the stock redemption
                                        amount times the Transaction Value (as
                                        defined below). In the case of a

                                        Reorganization Event that is the result
                                        of any issuance of tracking stock by
                                        the Underlying Company or a Spin-off
                                        Event (as defined below), the Issuer
                                        may, at its sole option, in lieu of
                                        clause (ii) above, elect to deliver
                                        Exchange Property consisting solely of
                                        the reclassified Underlying Shares (in
                                        the case of an issuance of tracking
                                        stock) or the Underlying Shares with
                                        respect to which the spun-off security
                                        was issued (in the case of a Spin-off
                                        Event) and pay the cash value of such
                                        tracking stock or spun-off security as
                                        of the determination date. If the
                                        Issuer elects to deliver cash pursuant
                                        to the immediately preceding sentence,
                                        the Issuer will provide notice to
                                        holders of Notes as soon as practicable
                                        after the date of such Reorganization
                                        Event.

                                           "Reorganization Event" means (i)
                                           there has occurred any
                                           reclassification or change with
                                           respect to the Underlying Shares,
                                           including, without limitation, as a
                                           result of the issuance of any
                                           tracking stock by the Underlying
                                           Company; (ii) the Underlying Company
                                           or any surviving entity or
                                           subsequent surviving entity of the
                                           Underlying Company (an "Underlying
                                           Company Successor") has been subject
                                           to a merger, combination or
                                           consolidation and is not the
                                           surviving entity; (iii) any
                                           statutory exchange of securities of
                                           the Underlying Company or any
                                           Underlying Company Successor with
                                           another corporation occurs (other
                                           than pursuant to clause (ii) above);
                                           (iv) the Underlying Company is
                                           liquidated; (v) the Underlying
                                           Company issues to all of its
                                           shareholders equity securities of an
                                           issuer other than the Underlying
                                           Company (other than in a transaction
                                           described in clauses (ii), (iii) or
                                           (iv) above) (a "Spin-off Event"); or
                                           (vi) a tender or exchange offer or
                                           going-private transaction is
                                           consummated for all the outstanding
                                           Underlying Shares.

                                           "Exchange Property" means
                                           securities, cash or any other assets
                                           distributed to holders of the
                                           Underlying Shares in any
                                           Reorganization Event, including, in
                                           the case of the issuance of tracking
                                           stock, the reclassified Underlying
                                           Shares and, in the case of a
                                           Spin-off Event, the Underlying
                                           Shares with respect to which the
                                           spun-off security was issued.

                                           "Transaction Value", at any date,
                                           means (i) for any cash received in
                                           any such Reorganization Event, the
                                           amount of cash received per
                                           Underlying Share; (ii) for any
                                           property other than cash or
                                           securities received in any such
                                           Reorganization Event, the market
                                           value, as determined by the
                                           calculation agent, as of the date of
                                           receipt, of such Exchange Property
                                           received for each Underlying Share;
                                           and (iii) for any security received
                                           in any such Reorganization Event
                                           (including in the case of the
                                           issuance of tracking stock, the
                                           reclassified Underlying Shares and,
                                           in the case of a Spin-off Event, the
                                           Underlying Shares with respect to
                                           which the spun-off security was
                                           issued), an amount equal to the
                                           closing price, as of the
                                           determination date, per share of
                                           such security multiplied by the
                                           quantity of such security received
                                           for each Underlying Share.

                                         If Exchange Property consists of more
                                         than one type of property, holders of
                                         Notes will receive at maturity a pro
                                         rata share of each such type of
                                         Exchange Property in proportion to the
                                         quantity of such Exchange Property
                                         received in respect of each Underlying
                                         Share. If Exchange Property includes a
                                         cash component, holders will not
                                         receive any interest accrued on such
                                         cash component. In the event Exchange
                                         Property consists of securities, those
                                         securities will, in turn, be subject
                                         to the antidilution adjustments set
                                         forth in paragraphs 1 through 5.

                                         For purposes of this paragraph 5, in
                                         the case of a consummated tender or
                                         exchange offer or going-private
                                         transaction involving Exchange
                                         Property of a particular type,
                                         Exchange Property shall be deemed to
                                         include the amount of cash or other
                                         property paid by the offeror in the
                                         tender or exchange offer with respect
                                         to such Exchange Property (in an
                                         amount determined on the basis of the
                                         rate of exchange in such tender or
                                         exchange offer or going-private
                                         transaction). In the event of a tender
                                         or exchange offer or a going-private
                                         transaction with respect to Exchange
                                         Property in which an offeree may elect
                                         to receive cash or other property,
                                         Exchange Property shall be deemed to
                                         include the kind and amount of cash
                                         and other property received by
                                         offerees who elect to receive cash.

                                     With respect to paragraphs 1 through 5
                                     above, no adjustments to the Exchange
                                     Factor shall be required unless such
                                     adjustment would require a change of at
                                     least 0.1% in the Exchange Factor then in effect. The Exchange Factor resulting from any of the adjustments specified above shall be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

                                     No adjustments to the Exchange Factor or method of calculating the Exchange Factor shall be required other than those specified above. However, the Issuer may, at its sole discretion, cause the Calculation Agent to make additional changes to the Exchange Factor upon the occurrence of corporate or other similar events that affect or could potentially affect market prices of, or shareholders' rights in, the Underlying Shares (or other Exchange Property) but only to reflect such changes, and not with the aim of changing relative investment risk. The adjustments specified above do not cover all events that could affect the market price or the Closing Price of the

                                     Underlying Shares, including, without
                                     limitation, a partial tender or partial
                                     exchange offer for the Underlying Shares.

                                     The Calculation Agent shall be solely
                                     responsible for the determination and
                                     calculation of any adjustments to the
                                     Exchange Factor or method of calculating the Exchange Factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any Reorganization Event described in paragraph 5 above, and its determinations and calculations with respect thereto shall be conclusive.

                                     The Calculation Agent will provide
                                     information as to any adjustments to the Exchange Factor or method of calculating the Exchange Factor upon written request by any Holder of this Note.

Alternate Exchange Calculation
in case of an Event of Default.....  In case an Event of Default with respect to this Note shall have occurred and be
                                     continuing, the amount declared due and
                                     payable upon any acceleration of this Note shall be determined by the Calculation Agent, and shall be equal to the principal amount of this Note plus any accrued interest to but not including the date of acceleration.

Calculation Agent..................  ABN AMRO Incorporated ("AAI"). All
                                     determinations made by the Calculation
                                     Agent will be at the sole discretion of
                                     the Calculation Agent and shall, in the
                                     absence of manifest error, be conclusive for all purposes and binding on the Holders and on the Issuer.

Additional Amounts.................  The Issuer shall, subject to certain exceptions and limitations set forth
                                     below, pay such additional amounts (the
                                     "Additional Amounts") to each holder of
                                     this Note as may be necessary in order
                                     that the net payment of the principal of this Note and any other amounts payable on this Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by The Netherlands (or any political subdivision or taxing authority thereof or therein) or the jurisdiction of residence or incorporation of any successor corporation will not be less than the amount provided for in this Note to be then due and payable. The Issuer shall not, however, be required to make any payment of Additional Amounts to any such holder for or on account of:

                                     (a) any such tax, assessment or other
                                         governmental charge that would not
                                         have been so imposed but for (i) the
                                         existence of any present or former
                                         connection between such holder (or
                                         between a fiduciary, settlor,
                                         beneficiary, member or shareholder of
                                         such holder, if such holder is an
                                         estate, a trust, a partnership or a
                                         corporation) and The Netherlands and
                                         its possessions, including, without
                                         limitation, such holder (or such
                                         fiduciary, settlor, beneficiary,
                                         member or shareholder) being or having
                                         been a citizen or resident thereof,
                                         being or having been engaged in a
                                         trade or business or present therein
                                         or having, or having had, a permanent
                                         establishment therein or (ii) the
                                         presentation, where presentation is
                                         required, by the holder of a Note for
                                         payment on a date more than 30 days
                                         after the date on which such payment
                                         became due and payable or the date on
                                         which payment thereof is duly provided
                                         for, whichever occurs later;

                                     (b) any estate, inheritance, gift, sales,
                                         transfer or personal property tax or
                                         any similar tax, assessment or
                                         governmental charge;

                                     (c) any tax, assessment or other
                                         governmental charge that is payable
                                         otherwise than by withholding from
                                         payments on or in respect of this
                                         Note;

                                     (d) any tax, assessment or other
                                         governmental charge imposed on a
                                         payment that is required to be made
                                         pursuant to any European Union
                                         Directive on the taxation of savings
                                         implementing the conclusions of the

                                         ECOFIN Council meetings of November
                                         26-27, 2000 or any law implementing or
                                         complying with, or introduced in order
                                         to conform to such Directive;

                                     (e) any tax, assessment or other
                                         governmental charge required to be
                                         withheld by any paying agent from any
                                         payment of principal or other amounts
                                         payable, or interest on this Note, to
                                         the extent that such payment can be
                                         made without such withholding by
                                         presentation of this Note to any other
                                         paying agent;

                                     (f) any tax, assessment or other
                                         governmental charge that would not
                                         have been imposed but for a holder's
                                         failure to comply with a request
                                         addressed to the holder or, if
                                         different, the direct nominee of a
                                         beneficiary of the payment, to comply
                                         with certification, information or
                                         other reporting requirements
                                         concerning the nationality, residence
                                         or identity of the holder or
                                         beneficial owner of this Note, if such
                                         compliance is required by statute or
                                         by regulation of The Netherlands (or
                                         other relevant jurisdiction), or of
                                         any political subdivision or taxing
                                         authority thereof or therein, as a
                                         precondition to relief or exemption
                                         from such tax, assessment or other
                                         governmental charge; or

                                     (g) Any combination of items (a), (b),
                                         (c), (d), (e) or (f).

                                     Nor shall the Issuer pay Additional
                                     Amounts with respect to any payment on
                                     this Note to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of The Netherlands (or other relevant jurisdiction), or any political subdivision thereof, to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

     ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands and with corporate seat in Amsterdam (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of U.S. $10,500,000 (UNITED STATES DOLLARS TEN MILLION FIVE HUNDRED THOUSAND), on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

                                             ABN AMRO BANK N.V.


Dated:  June 4, 2003                       By:
      ------------------------------            --------------------------------
                                                Name:  Russell Brenner
                                                Title: Attorney-in-Fact


                                             By:
                                                --------------------------------
                                                Name:  Laura Schisgall
                                                Title: Attorney-in-Fact


TRUSTEE' CERTIFICATE
  OF AUTHENTICATION

This is one of the Notes referred
  to in the within-mentioned
  Indenture.

JPMORGAN CHASE BANK,
     as Trustee

By:
   -------------------------------
   Authorized Officer

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Global Medium-Term Notes, Series A, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Indenture, dated as of November 27, 2000, between the Issuer and JPMorgan Chase Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture) (as may be amended or supplemented from time to time, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Indenture. In the event of redemption of this
Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Indenture provides that (a) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Indenture, including the series of Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby,
(a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent," if any, shall be indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN - as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT -_______________________ Custodian ___________________
                               (Minor)                          (Cust)

     Under Uniform Gifts to Minors Act _______________________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                             ____________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


____________________________________________
[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.


Dated:__________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
        (Please print or typewrite name and address of the undersigned)

     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
__________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ________.

Dated:  ________________________    ___________________________________________
                                    NOTICE: The signature on this Option to
                                    Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.